Exhibit 36.1

CERTIFICATION

I, Mike McKeever, certify as of August 18, 2026 that:

1.    I have reviewed the prospectus relating to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes of Carvana Auto Receivables Trust 2026-P3 (the “securities”) and am familiar with, in all material respects, the following:  The characteristics of the securitized assets underlying the offering (the “securitized assets”), the structure of the securitization, and all material underlying transaction agreements as described in the prospectus;

2.    Based on my knowledge, the prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.    Based on my knowledge, the prospectus and other information included in the registration statement of which it is a part fairly present, in all material respects, the characteristics of the securitized assets, the structure of the securitization and the risks of ownership of the securities, including the risks relating to the securitized assets that would affect the cash flows available to service payments or distributions on the securities in accordance with their terms; and

4.    Based on my knowledge, taking into account all material aspects of the characteristics of the securitized assets, the structure of the securitization, and the related risks as described in the prospectus, there is a reasonable basis to conclude that the securitization is structured to produce, but is not guaranteed by this certification to produce, expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the securities (or other scheduled or required distributions on the securities, however denominated) in accordance with their terms as described in the prospectus.

5.    The foregoing certifications are given subject to any and all defenses available to me under the federal securities laws, including any and all defenses available to an executive officer that signed the registration statement of which the prospectus referred to in this certification is part.

Date: August 18, 2026

By: /s/ Mike McKeever
Mike McKeever
Title: President and Chief Executive Officer of Carvana Receivables Depositor LLC